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Exhibit 10.16

IGGYS HOUSE, INC.
STOCK OPTION GRANT NOTICE
2005 EQUITY INCENTIVE PLAN

        Iggys House, Inc., a Delaware corporation (the "Company"), hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Company's 2005 Equity Incentive Plan (the "Plan"), which are attached to and incorporated into this Grant Notice in their entirety.

Participant:
Grant Date:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (per Share):
Option Expiration Date:	(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
Type of Option:	Nonqualified Stock Option
Vesting and Exercisability Schedule:	1/4th of the shares subject to the Option will vest and become exercisable on each one-year anniversary of the Vesting Commencement Date.

Additional Terms/Acknowledgement:    The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

IGGYS HOUSE, INC.	PARTICIPANT
Signature
By:
Its:
Date:
Attachments: 1. Stock Option Agreement 2. 2005 Equity Incentive Plan	Address:
Taxpayer ID:

IGGYS HOUSE, INC.
2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

        Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, Iggys House, Inc. has granted you an Option under its 2005 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of the Option are as follows:

        1.    Vesting and Exercisability.    Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment or service relationship with the Company or a Related Company and the unvested portion of the Option will terminate.

        2.    Securities Law Compliance.    Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

        3.    Method of Exercise.    You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) by wire transfer of immediately available funds; (d) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required, all in accordance with the regulations of the Federal Reserve Board; or (e) by any other method permitted by the Plan Administrator.

        4.    Change of Control.    Notwithstanding any other provision of this Agreement, in the event of a Change of Control prior to date that the Option would otherwise expire, the Option shall become fully and immediately exercisable or payable and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, in each case immediately prior to the Change of Control.

        5.    Market Standoff.    By exercising the Option you agree that the Shares will be subject to the market standoff restrictions on transfer set forth in the Plan.

        6.    Treatment Upon Termination of Employment or Service Relationship.    The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Company for any reason ("Termination of Service"). You may exercise the vested portion of the Option as follows:

          (a)    General Rule.    You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

          (b)    Retirement or Disability.    If your employment or service relationship terminates due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date; and

          (c)    Death.    If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of

  Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date.

        As used herein: (i) "Last Day" means the last day during which the vested portion of the Option would (in the absence of the following sentence) be exercisable; and (ii) "Restricted Period" means the period starting on the IPO (as defined in your Management Stockholder's Agreement) and ending 30 months after the IPO. Notwithstanding the preceding portion of this Section 6, if the Last Day falls within the Restricted Period, then the vested portion of the Option may be exercised until 90 days after the expiration of the Restricted Period.

        It is your responsibility to be aware of the date the Option terminates.

        7.    Limited Transferability.    During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Plan Administrator.

        8.    Withholding Taxes.    As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

        9.    Option Not an Employment or Service Contract.    Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

        10.    No Right to Damages.    You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of the Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

        11.    Binding Effect.    This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

BUYSIDE REALTY, INC.

RESTRICTED STOCK AWARD AGREEMENT

        THIS AGREEMENT (the "Agreement") is made as of                         (the "Grant Date") between BuySide Realty, Inc., a Delaware corporation (BuySide Realty, Inc. and its subsidiaries are referred to collectively as the "Company"), and                        (the "Employee").

        WHEREAS, the Company desires to grant the Employee shares of its common stock, par value $.001 per share ("Shares"), subject to certain restrictions as set forth in this Agreement (the "Restricted Stock Award"), pursuant to the Buyside Realty, Inc. 2005 Equity Incentive Plan (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan); and

        WHEREAS, the Committee provided for in the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Shares of common stock provided for herein to the Employee as an incentive for increased efforts during his/her term of office with the Company.

        WHEREAS, as of the date hereof, the Company and Employee are entering into a Management Stockholder's Agreement (the "Management Stockholder's Agreement");

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Grant of Restricted Stock.    Subject to the terms and conditions of the Plan and the Management Stockholder's Agreement, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee a restricted stock award of                        (            ) Shares (the "Restricted Stock"). The Restricted Stock shall vest in accordance with Section 3 hereof.

        Purchase Price.    The purchase price for the Restricted Stock shall be                        ($            ) per Share. The aggregate purchase price ("Aggregate Purchase Price") for the Restricted Stock shall be                        ($            ).

        Vesting.    The Restricted Stock shall be unvested on the Grant Date. The Restricted Stock shall vest in accordance with the following schedule:

Vesting Date	Portion of Restricted Stock That Vests
25%
25%
25%
25%

provided in each case, however, that Restricted Stock will vest on any vesting date only if, as of such date, Employee has been continuously employed by the Company at all times since the Grant Date. Notwithstanding the foregoing, the Restricted Stock shall vest immediately prior to the closing for any Change of Control, if Employee is then employed by the Company. As used herein, "Change of Control" means (i) a bona fide transfer or series of related transfers of Shares to any person or Group that is not an affiliate of the Company in which, or as a result of which, such person or Group obtains the direct or indirect right to elect a majority of the board of directors of the Company; or (ii) a sale of all or substantially all of the assets of the Company. As used herein, "Group" means any group or syndicate that would be considered a "person" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. As used herein, an "affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is common control with, the specified person. Notwithstanding the foregoing, if Employee's base salary for any Month during the year starting on the date hereof and ending on April 21, 2006 is less than $12,500 per Month, then (i) a number of Shares of Restricted Stock that is equal to the Incentive Number (as defined below) shall vest at the end of such Month; (ii) the Company shall, promptly after the end of the Month in question, deliver to Employee a letter confirming such vesting; and (iii) the number of Shares that would otherwise vest on April 22, 2006 pursuant to the table above shall be reduced share-for-share by the number of Shares that vest pursuant to clause (i) of this sentence. As used in the preceding sentence, "Month" means a period starting on the 22nd day of a calendar month and ending on 21stday of the next calendar month. As used herein, "Incentive Number" means the product of (x) and (y), where (x) equals 10,417 and (y) equals 1 minus a fraction, the numerator of which is Employee's base salary for such Month and the denominator of which is $12,500.

        Forfeiture.    Upon the termination of Employee's employment with the Company, any then unvested Shares of Restricted Stock shall automatically, without any payment and without any further action on the part of any person, be forfeited by Employee.

        Certificates.    Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Employee's name on the stock transfer books of the Company promptly after the date hereof. No certificates shall be issued for fractional shares.

        Rights as a Stockholder.    The Employee shall be the record owner of the Restricted Stock, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Stock.

        Legend on Certificates.    The certificates representing the vested Restricted Stock delivered to the Employee as contemplated by Section 5 shall bear the legend set forth in the Management Stockholder's Agreement and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        Transferability.    To the extent that the Restricted Stock is then unvested, Employee shall not transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock. In addition, the Restricted Stock may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of the Management Stockholder's Agreement.

        Employment by the Company.    Nothing contained in this Agreement or in any other agreement entered into by the Company and the Employee contemporaneously with the execution of this Agreement (i) shall be deemed to obligate the Company or any Subsidiary to employ the Employee in any capacity whatsoever, or (ii) shall prohibit or restrict the Company from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, and the Employee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee's employment or continued employment by the Company.

        Change in Capitalization.    Except upon the occurrence of a Change in Control, if the Company shall be reorganized or otherwise restructured, or consolidated or merged with another entity at any time at which any Shares of Restricted Stock are then unvested, any stock, securities or other property exchangeable for such Shares pursuant to such reorganization, consolidation or merger shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby.

        Withholding.    Employee shall pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock, including the payment to the Company upon the vesting of the Restricted Stock (or such earlier or later date as may be applicable under Section 83 of the Code) or other settlement in respect of the Restricted Stock of all such taxes and requirements. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company's counsel (including, without limitation, withholding vested Shares otherwise deliverable to the Employee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes. The Employee is advised to seek his/her own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.

        Limitation on Obligations.    The Company's obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of the Company's obligations under this Agreement. In addition, the Company shall not be liable to the Employee for damages relating to any delays in issuing the share certificates to him/her (or his/her designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

        Securities Laws.    Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

        Governing Law.    The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

        Restricted Stock Award Subject to Plan.    The Restricted Stock Award shall be subject to the terms and provisions of the Plan and the Management Stockholder's Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement and the Management Stockholder's Agreement, the terms of the Management Stockholder's Agreement shall control.

        Signature in Counterparts.    This Agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

        Copy of Plan.    By execution of this Agreement, Employee acknowledges receipt of a copy of the Plan.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:
BUYSIDE REALTY, INC.
By:
Its:
EMPLOYEE:

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IGGYS HOUSE, INC. STOCK OPTION GRANT NOTICE 2005 EQUITY INCENTIVE PLAN
IGGYS HOUSE, INC. 2005 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
BUYSIDE REALTY, INC. RESTRICTED STOCK AWARD AGREEMENT